Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Marina Biotech, Inc. of our report dated August 4, 2014, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Marina Biotech, Inc. for the year ended December 31, 2013 and to the reference to our firm under the caption “Experts”.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

December 10, 2014